EXHIBIT 21.1

PAREXEL INTERNATIONAL CORPORATION

LIST OF SUBSIDIARIES OF THE COMPANY

(As of June 30, 2009)

Subsidiary	PAREXEL Ownership*
PAREXEL International, LLC, a Delaware limited liability company	100%
PAREXEL Government Services, Inc., a Delaware corporation	100%
PAREXEL International Trust, a Massachusetts Business Trust	100%
PAREXEL International GmbH, a Corporation organized under the laws of Germany	100%
PAREXEL International Limited, a corporation organized under the laws of the United Kingdom	100%
PAREXEL International SARL, a corporation organized under the laws of France	100%
PAREXEL International SRL, a corporation organized under the laws of Italy	100%
PAREXEL International Pty Ltd., a corporation organized under the laws of Australia	100%
PAREXEL International S.L., a corporation organized under the laws of Spain	100%
PAREXEL International Medical Marketing Services, Inc., a Virginia corporation	100%
PAREXEL International (Lansal) Ltd., a corporation organized under the laws of Israel	100%
Perceptive Informatics, Inc., a Delaware corporation	100%
PAREXEL Empresa De Trabajo Temporal, S.L., a corporation organized under the laws of Spain	100%
PAREXEL International Inc., a corporation organized under the laws of Japan	100%
PAREXEL International Holding B.V., a corporation organized under the law of the Netherlands	100%
PAREXEL MMS Europe Limited, a corporation organized under the laws of the United Kingdom	100%
PPSI, Inc., a Connecticut corporation	100%
The Center for Bio-Medical Communication, Inc., a New Jersey corporation	100%
PAREXEL Nederland B.V., a corporation organized under the laws of the Netherlands	100%
Mirai Placebo B.V., a corporation organized under the laws of The Netherlands	100%
PAREXEL Polska SP ZOO, a corporation organized under the laws of Poland	100%
PAREXEL Hungary Limited, a corporation organized under the laws of Hungary	100%
PAREXEL Baltics AS, a corporation organized under the laws of Norway	100%
PAREXEL Norway AS, a corporation organized under the laws of Norway	100%
PAREXEL Russia AS, a corporation organized under the laws of Norway	100%
PAREXEL Sweden AB, a corporation organized under the laws of Sweden	100%
PAREXEL International, S.A., a corporation organized under the laws of Argentina	100%
FARMOVS PAREXEL (Proprietary) Ltd., a corporation organized under the laws of South Africa	70%
PAREXEL International y Compania Limitada, a corporation organized under the laws of Chile	100%
PAREXEL International Pesquisas Clinicas Ltda., a corporation organized under the laws of Brazil	100%
PAREXEL International Medical Marketing Services (NJ), LLC., a Delaware limited liability company	100%
PAREXEL Belgium SPRL, a corporation organized under the laws of Belgium	100%
FWPS Group Ltd., a corporation organized under the laws of the United Kingdom	100%
Perceptive Informatics UK Ltd., a corporation organized under the laws of the United Kingdom	100%
Fraser Williams (Midlands) Ltd., a corporation organized under the laws of the United Kingdom	98%
MMSQI, Inc., a corporation organized under the laws of Delaware	100%
PAREXEL Ukraine LLC, a corporation organized under the laws the of Ukraine	100%
PAREXEL International Holding Corporation, a Delaware corporation	100%
PAREXEL International UAB, a corporation organized under the laws of Lithuania	100%
PAREXEL International Romania SRL, a corporation organized under the laws of Romania	100%
PAREXEL International (South Africa) Pty Ltd, a corporation organized under the laws of South Africa	100%
PAREXEL Finland OY, a corporation organized under the laws of Finland	100%
PAREXEL (IMC), Inc., a corporation organized under the laws of Pennsylvania	100%

Subsidiary	PAREXEL Ownership*
PAREXEL International (Canada) Ltd, a corporation organized under the laws of New Brunswick, Canada	100%
PAREXEL International (UK) Ltd, a corporation organized under the laws of the United Kingdom	100%
Bio/pharmAccelerator Management Company LLC, a corporation organized under the laws of Deleware	100%
PAREXEL International (RUS) LLC, a corporation organized under the laws of Russian Federation	100%
PAREXEL International Czech Republic S.R.O., a corporation organized under the laws of Czech Republic	100%
PAREXEL International Mexico S.A. DE C.V., a corporation organized under the laws of Mexico	100%
PAREXEL International Synchron Private Limited, a corporation organized under the laws of India	75%
PAREXEL International (India) Private Limited, a corporation organized under the laws of India	100%
PAREXEL APEX International Co., Ltd., a corporation organized under the laws of Taiwan	100%
PAREXEL-APEX- Britain International Corp., a corporation organized under the laws of British Virgin Islands	100%
CSM Pharma Service Co., Ltd., a corporation organized under the laws of Taiwan	100%
PAREXEL-APEX- Cayman International Corp., a corporation organized under the laws of Cayman Islands	100%
PAREXEL APEX Korea Co., Ltd., a corporation organized under the laws of Korea	100%
PAREXELAPEX International (Hong Kong) Company Limited, a corporation organized under the laws of Hong Kong	100%
PAREXEL Apex International (Singapore) Pte. Ltd., a corporation organized under the laws of Singapore	100%
PAREXEL APEX International (Malaysia) SDN. BHD. a corporation organized under the laws of Malaysia	100%
PAREXEL AMAX International Corp., a corporation organized under the laws of British Virgin Islands	100%
ApexChina Co., Ltd., a corporation organized under the laws of China	100%
PAREXEL International Holding UK Ltd., a corporation organized under the laws of the United Kingdom	100%
BVUD Research (India) Private Limited, a corporation organized under the laws of India	100%
PAREXEL International d.o.o., a corporation organized under the laws of Croatia	100%
PAREXEL International d.o.o., a corporation organized under the laws of Serbia	100%
PAREXEL Denmark A/S, a corporation organized under the laws of Denmark	100%
PAREXEL International Holding Germany GmbH, a corporation organized under the laws of Germany	100%
PAREXEL International Mexico Services S.A. DE C.V., a corporation organized under the laws of Mexico	100%
PAREXEL Dutch Holding C.V., a corporation organized under the laws of the Netherlands	100%
PAREXEL International (Peru) S.A., a corporation organized under the laws of Peru	100%
PAREXEL Clinical Research (Philippines) Ltd. Corp., a corporation organized under the laws of the Philippines	100%
PAREXEL IP AG, a corporation organized under the laws of Switzerland	100%
PAREXEL International (Thailand) Co., Ltd., a corporation organized under the laws of Thailand	100%
ClinPhone Developments Ltd., a corporation organized under the laws of the United Kingdom	100%
ClinPhone Group Ltd., a corporation organized under the laws of the United Kingdom	100%
ClinPhone Limited, a corporation organized under the laws of the United Kingdom	100%
Castlegate 211 Limited, a corporation organized under the laws of the United Kingdom	100%
Castlegate 252 Limited, a corporation organized under the laws of the United Kingdom	100%
Castlegate 283 Limited, a corporation organized under the laws of the United Kingdom	100%
Castlegate 284 Limited, a corporation organized under the laws of the United Kingdom	100%

Subsidiary	PAREXEL Ownership*
Random Access Services Ltd., a corporation organized under the laws of the United Kingdom	100%
Allo Language Services Ltd., a corporation organized under the laws of the United Kingdom	100%
ClinPhone California Inc., a corporation organized under the laws of California	100%
ClinPhone Inc., a corporation organized under the laws of Delaware	100%
DataLabs Inc., a corporation organized under the laws of Delaware	100%
PAREXEL International Dutch Holding LLC, a corporation organized under the laws of Delaware	100%

*	direct and indirect